EXHIBIT 3(i)

ARTICLES OF INCORORATION

In compliance with Chapter 607 and/or Chapter 621. F.S. (Profit)

ARTICLE I

NAME

The name of the corporation shall be:

Court Document Services, Inc.

ARTICLE II

PRINCIPAL OFFICE

The principal place of business/mailing address is

P.O. Box 90103

Lakeland, FL  33804

ARTICLE III

PURPOSE

The purpose for which the corporation is organized is:

Paralegal Services

ARTICLE IV

SHARES

The number of shares of stock is:

500

ARTICLE V

INITIAL OFFICERS/DIRECTORS (optional)

The name(s), address(es) and titles(s):

Daniel Kelson

5510 Chiles Lane

Lakeland, FL  33804

ARTICLE VI

REGISTERED AGENT

The name and Florida street address of the registered agent is:

Daniel Kelson

5510 Chiles Lane

Lakeland, FL  33804

ARTICLE VII

INCORPORATOR

The name and address of the incorporator is:

Daniel Kelson

5510 Chiles Lane

Lakeland, FL  33804

************************************************************************************’Having been named its registered-agent to accept service of process for the above state corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity.

/s/Daniel Kelson	9/26/02
Signature/Registered Agent	Date
/s/Daniel Kelson	9/26/02
Signature/Incorporator	Date